Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Webull Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Ordinary Shares, par value US$0.0001 per share	457(f)	15,496,960	(3)	$11.54	(4)	$178,834,918.40	0.00015310	$27,379.63
Equity	Class A Ordinary Shares, par value US$0.0001 per share	457(f)	2,484,464	(5)	$—	(5)	$—	—	$—
Equity	Webull Warrants	457(g)	18,992,000		$—	(6)	$—	—	$—
Equity	Incentive Warrants	457(g)	29,732,960	(7)	$—	(6)	$—	—	$—
Equity	Class A Ordinary Shares issuable upon exercise of Webull Warrants	457(g)	18,992,000		$11.875	(8)	$225,530,000	0.00015310	$34,528.64
Equity	Class A Ordinary Shares issuable upon exercise of Incentive Warrants	457(g)	29,732,960		$$10.00	(9)	$297,329,600.00	0.00015310	$45,521.16

Total Offering Amounts							$701,694,518.40		$107,429.43
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$107,429.43

(1)	All securities being registered will be issued by Webull Corporation, a Cayman Islands exempted holding company (“Webull”), in connection with the Business Combination Agreement and the Mergers described in this registration statement and the proxy statement/prospectus included herein. As a result of the Mergers, Webull will issue up to (i) 15,496,960 Class A Ordinary Shares to shareholders of SK Growth Opportunities Corporation (“SKGR”), including up to (x) 9,732,960 Class A Ordinary Shares to SKGR’s public shareholders, assuming no redemptions of SKGR Class A Ordinary Shares at Closing, (y) 3,279,536 Class A Ordinary Shares to the SKGR’s Sponsor and (z) 2,484,464 Class A Ordinary Shares to SKGR’s Initial Shareholders; (ii) 18,992,000 Webull Warrants to holders of SKGR Warrants and 18,992,000 Class A Ordinary Shares issuable upon the exercise of such warrants; (iii) 9,732,960 Incentive Warrants to certain non-redeeming shareholders of SKGR and 9,732,960 Class A Ordinary Shares issuable upon the exercise of such warrants; and (iv) 20,000,000 Incentive Warrants to certain shareholders of Webull and 20,000,000 Class A Ordinary Shares issuable upon the exercise of such warrants.

(2)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

(3)	Represents an aggregate of 15,496,960 Class A Ordinary Shares to be issued in accordance with (1)(i) above.

(4)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Based on the average of the high ($11.56) and low ($11.52) prices of SKGR Class A Ordinary Shares on the Nasdaq Stock Market (“Nasdaq”) on December 3, 2024 (within five business days prior to the initial filing of this registration statement).

(5)	Represents an aggregate of 2,484,464 Class A Ordinary Shares issuable in accordance with (1)(i)(z) above. Pursuant to Rule 457(f)(5), no additional filing fee is required to be paid for the registration of Class A Ordinary Shares to be sold by the Initial Shareholders pursuant to the resale prospectus that are also being registered under this registration statement and proxy statement/prospectus.

(6)	Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations and pursuant to Rule 457(g) of the Securities Act, the registration fee with respect to Webull Warrants and Incentive Warrants have been allocated to the Class A Ordinary Shares underlying Webull Warrants and the Incentive Warrants, respectively, and those Class A Ordinary Shares are included in the total registration fee.

(7)	Represents an aggregate of 29,732,960 Class A Ordinary Shares to be issued in accordance with (1)(iii) and (1)(iv) above.

(8)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) under the Securities Act. Based on the sum of (i) the average of the high ($0.39) and low ($0.36) prices of SKGR Warrants on the Nasdaq on December 3, 2024 (within five business days prior to the initial filing of this registration statement) and (ii) the exercise price of Webull Warrants.

(9)	Based on the exercise price of warrants to be issued to certain non-redeeming shareholders of SKGR.